TRANSFER AGENT AGREEMENT


      THIS AGREEMENT is made as of this 30th day of April, 1993 by and between MANNING & NAPIER FUND, INC. (the "Fund"), a Maryland corporation, and MANNING & NAPIER ADVISORS, INC. (the Transfer Agent" of "M&N"), a New York corporation.

          WHEREAS, the Fund is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and

     WHEREAS, the Transfer Agent will be a transfer agent registered under the Securities Exchange Act of 1934; and

          WHEREAS, the Transfer Agent and the Fund are parties to an Advisory Agreement dated April 30, 1993, (the Advisory Agreement).

     WHEREAS, the Fund desires the Transfer Agent to provide, and the Transfer Agent is willing to provide, in addition to the services provided under the Advisory Agreement, transfer agent services to Shareholders of the Fund's portfolios listed in Schedule A which is attached hereto and made a part of this Agreement, and such other portfolios, or classes of portfolios, as the Fund and the Transfer Agent may agree on ("Portfolios"), on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Transfer Agent hereby agree as follows:

      ARTICLE 1. Retention of the Transfer Agent. The Fund hereby retains the Transfer Agent to act as the Transfer Agent of the Portfolios and to furnish the Portfolios with the transfer agent services as set forth below. The Transfer Agent hereby accepts such employment to perform the duties set below.

         The Transfer Agent shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way and shall not be deemed an agent of the Fund. All of the Transfer Agent's duties shall be subject always to the objectives, policies and restrictions contained in the Fund's current registration statement under the 1940 Act, the Fund's Articles of Incorporation and By-Laws, to the provisions of the 1940 Act, and to any other guidelines that may be established by the Fund's Directors and which are furnished to the Transfer Agent by the Fund.

     The Fund warrants that it has or shall deliver to the Transfer Agent:

a copy of the Articles of Incorporation of the Fund, incorporating all amendments thereto, certified by the Secretary or Assistant Secretary of the Fund;

an opinion of counsel to the Fund with respect to (i) the legality and continuing existence of the Fund, (ii) the number of Shares, and (iii) the number of Shares authorized for issuance and stating that upon issuance they will be validly issued and non-assumable; and

the  Fund's  Secretary's  or  Assistant  Secretary's  certificate  as  to  the authorized outstanding Shares of the Fund, its address to which notices may be sent, the names and specimen signatures of its officers who are authorized to sign instructions or requests to the Transfer agent on behalf of the Fund, and then name and address of legal counsel to the
    Fund.  In the event of any future amendment or change in respect of any of the foregoing, prompt written notification of such change shall be given by the Fund to the Transfer Agent together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Transfer Agent may deem necessary or appropriate.

       ARTICLE 2. Transfer Agent Services. The Transfer Agent will act as Transfer Agent for the Portfolios' accounts and, as such, will record in an account (the "Account") the total number of Shares of each Portfolio issued and outstanding from time to time and will maintain Share transfer records in which it will note the names and registered addresses of Shareholders, and the number of Shares from time to time owned by each of them. Each Shareholder will be assigned one or more account numbers.

      The Transfer Agent is authorized to set up accounts for Shareholders and record transactions in the accounts on the basis of instructions received from Shareholders when accompanied by remittance in an appropriate amount and from as provided in the Fund's then current prospectus. Whenever Shares are purchased or issued, the Transfer Agent shall credit the Account with the Shares issued credit the proper number Shares to the appropriate Shareholder and issue certificates upon request.

     Likewise, whenever the Transfer Agent has occasion to redeem Shares owned by a Shareholder, the Fund authorizes the Transfer Agent to process the transaction by making appropriate entries in its Share transfer records and debiting the Account.

     Upon notification by the Fund's Custodian of the receipt of funds through the Federal Reserve wire system or conversion into Federal funds of funds transmitted by other means for the purchase of Shares in accordance with the Fund's current prospectus, the Transfer Agent shall notify the Fund f such deposits on a daily basis.

          The Transfer Agent shall credit each Shareholder's account with the number of Shares purchased according to the price of the Shares in effect for such purchases determined in the manner set forth in the Fund's then current prospectus. The Transfer Agent shall process each order for the redemption of Shares from or on behalf of a Shareholder's instructions and the then current prospectus.

       The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be a provided for in the then current prospectus, subject to such supplemental requirements consistent with such prospectus as may be established by mutual agreement between the Fund and the Transfer Agent.

     If the Transfer Agent or the Fund's Distributor determines that a request for redemption does not comply with the requirements for redemption, the Transfer Agent shall promptly so notify the Shareholder, together with the reason therefor, and shall effect such redemption at the price next determined after receipt of documents complying with said standards.

     On each day that the Fund's Custodian and the New York Stock Exchange are open for business ("Business Day"), the Transfer Agent shall notify the Custodian of the amount of cash or other assets required to meet payments made pursuant to the provisions of the Article 2, and the Fund shall instruct the Custodian to make available from time to time sufficient funds or other assets therefor.

     The authority of the Transfer Agent to perform its responsibilities as to purchases and redemptions shall be suspended upon receipt by it of notification from the Securities and Exchange Commission or the Directors of the suspension of the determination of the Fund's net asset value.

     In registering transfers, the Transfer Agent may rely upon the opinion of counsel in not requiring complete documentation, in registering transfers without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     ARTICLE 3.     Compensation of the Transfer Agent.

(A) Transfer Agent. For the services to be rendered, the facilities furnished and the expenses assumed by the Transfer Agent pursuant to this
        Agreement, the Fund shall pay to the Transfer Agent compensation at an annual rate specified in the Schedule B which is attached hereto and made a part of this Agreement. Such compensation shall be accrued daily, and paid to the Transfer Agent monthly.
(B) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 4. Limitation of Liability of the Transfer Agent. The duties of the Transfer Agent shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Transfer Agent hereunder. The Transfer Agent shall not be liable for any error of judgement or mistakes of law or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or be reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Article 4, the term "Transfer Agent" shall include directors, officers, employees, sub-contractors and other corporate agents of the Transfer Agent as well as that corporation itself).

       So long as the Transfer Agent does not violate the standard of care set forth herein, the Fund assumes full responsibility and shall indemnify the Transfer Agent and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses and attorney's fees) arising directly or indirectly out of said administration, transfer agency, and dividend disbursing relationships to the Fund or any other service rendered to the Fund hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

        The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if any case the Fund may be asked to indemnify or hold the Transfer Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Transfer Agent will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund, but failure to do so in good faith shall not effect the rights hereunder.

     The Transfer Agent may apply to the fund at any time for instructions and may consult counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Transfer Agent's duties and the Transfer Agent shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountant or other experts.

       The Transfer Agent shall be protected in acting upon any document which it reasonably believes to genuine an to have been signed or presented by the proper person or persons. Nor shall the Transfer agent be held to have notice of any change of authority of any officers, employee or agent of the fund until receipt of written notice thereof from the Fund.

         ARTICLE 5. Activities of the Transfer Agent. The services of the Transfer Agent rendered to the Fund are not to be deemed to be exclusive. The Transfer Agent is free to render such services to others and to have other businesses and interests. It is understood that Directors, officers, employees and Shareholders of the Fund are or may be or become interested in the Transfer Agent, as directors, officers, employees and shareholders of the Transfer Agent and its counsel are or may be or become similarly interested in the Fund, and that the Transfer Agent may be or become interested in the Fund as a Shareholder or otherwise.

        ARTICLE 6. Term of this Agreement. This Agreement shall remain in effect for 2 years after the date of the Agreement and shall continue in effect thereafter, for periods of one year so long as such a continuance is specifically approved (i) by the vote of a majority of the Directors of the Fund and (ii) by the majority of the Directors of the fund who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Directors meeting called for the purpose of voting in such approval. M&N reserves the right to terminate this Agreement if the Advisory Agreement is terminated for any reason. Upon termination of this Agreement all out-of-pocket expenses are associated with the movement of records and material will be borne by the fund.

      In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may terminate this Agreement immediately.

          This Agreement shall not be assignable by either party without the written consent of the other party, provided that a transfer of this Agreement and the Transfer Agent's responsibility hereunder to any company that is under common control with the Transfer Agent shall not be considered an assignment.

      ARTICLE 7. Amendments. This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by vote of a majority of the Directors of the Fund, and (ii) by the vote of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Directors meeting called for the purpose of voting such approval.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Transfer Agent may conclusively assume that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its Articles of Incorporation, By-Laws or prospectus, or any rule, regulation or requirement of any regulatory body.

          ARTICLE 8. Certain Records. The Transfer Agent shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rule 31a-1 and 31a-2 under the 1940 Act which are prepared and maintained by the Transfer Agent on behalf of the Fund shall be prepared and maintained at the expense of the Transfer Agent, but shall be the property of the fund and will be made available to or surrendered promptly to the fund on request.

        In case of any request or demand of such records by another party, the Transfer Agent shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided that the Transfer Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Transfer Agent against such liability.

          ARTICLE 9. Definition of Certain Terms. The terms "interested person" and "affiliated person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

      ARTICLE 10. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other part at the last address furnished by the other party to the party giving notice: if the Fund, at One Lincoln First Sq., Suite 1100, Roch., NY
14604, and if to the Transfer Agent at One Lincoln First Sq., Suite 1100, Roch., NY 14604.

          ARTICLE 11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.




MANNING & NAPIER FUND, INC.

By: /s/William Manning
           William Manning, President


MANNING & NAPIER ADVISORS, INC.

By: /s/B. Reuben Auspitz
    B. Reuben Auspitz, Executive Vice President

                                  SCHEDULE A
                       TO THE TRANSFER AGENT AGREEMENT
                                 DATED 4-29-93
                                   BETWEEN
                         MANNING & NAPIER FUND, INC.
                                     AND
                       MANNING & NAPIER ADVISORS, INC.


         Portfolios subject to the terms and conditions of this Transfer Agent
Agreement:


                           Blended Asset Series I
                           Blended Asset Series II
                           Flexible Yield Series I
                           Flexible Yield Series II
                           Flexible Yield Series III

                                  SCHEDULE B
                 SCHEDULE OF TRANSFER AGENT SERVICES AND FEES

     FUND SERVICE FEES

     There is an annual service fee of .024% for the following Series Funds:

     Blended Asset Series I

     Blended Asset Series II

     Flexible Yield Series I

     Flexible Yield Series II

     Flexible Yield Series III

     OUT-OF-POCKET EXPENSES

     Out-of-pocket expenses are charges to each Series.

     Out-of-pocket expenses include but are not limited to:


     - Postage

     - Forms

     - Bank charges (i.e, account, deposit, wire)

     - Expenses incurred at the specific direction of the fund

                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A

                          New York Tax Exempt Series
                            Ohio Tax Exempt Series
                        Diversified Tax Exempt Series

          SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Transfer Agent").


                                   RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created three additional Series: The New York Tax Exempt Series, Ohio Tax Exempt Series and the Diversified Tax Exempt Series (the "Additional Series").

                                  AGREEMENTS

     Now, therefore, the parties agree as follows:

          The  following  will  be  subject to the terms and conditions of the
Agreement:

                                    SERIES

                          New York Tax Exempt Series
                            Ohio Tax Exempt Series
                        Diversified Tax Exempt Series

     The parties below have executed this Agreement as of September 23, 1993.



     MANNING & NAPIER FUND, INC.


By: /s/William Manning
    William Manning, President

MANNING & NAPIER ADVISORS, INC.

By: /s/B. Reuben Auspitz
    B. Reuben Auspitz, Executive V. P.

                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE B

                          New York Tax Exempt Series
                            Ohio Tax Exempt Series
                        Diversified Tax Exempt Series

          SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Transfer Agent").


                                   RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created three additional Series: The New York Tax Exempt Series, Ohio Tax Exempt Series and the Diversified Tax Exempt Series (the "Additional Series").

                                  AGREEMENTS

     Now, therefore, the parties agree as follows:

        The percentage rate in Schedule B of the Agreement with respect to the Additional Series will be as set forth below:


        SERIES                          PERCENTAGE

        New York Tax Exempt Series      .024%
        Ohio Tax Exempt Series          .024%
        Diversified Tax Exempt Series   .024%

The parties below have executed this Agreement as of September 23, 1993.

MANNING & NAPIER FUND, INC.


By: /s/William Manning
    William Manning, President

MANNING & NAPIER ADVISORS, INC.

By: /s/B. Reuben Auspitz
    B. Reuben Auspitz, Executive V. P.

                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A
                                DATED 7-20-95

                       Blended Assets Defensive Series
                      Blended Assets Growth Plus Series

          SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Transfer Agent").


                                   RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created the Blended Assets Defensive Series and the Blended Assets Growth Plus Series (the "Additional Series").

                                  AGREEMENTS

     Now, therefore, the parties agree as follows:

          The  following  will  be  subject to the terms and conditions of the
Agreement:


                       Blended Assets Defensive Series
                      Blended Assets Growth Plus Series

     The parties below have executed this Agreement as of July 20, 1995.



 MANNING & NAPIER FUND, INC.
/s/William Manning
William Manning, President



MANNING & NAPIER ADVISORS, INC.

/s/B. Reuben Auspitz
B. Reuben Auspitz, Executive V. P.

                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A
                                DATED 7-20-95

                       Blended Assets Defensive Series
                      Blended Assets Growth Plus Series

          SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Transfer Agent").


                                   RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created the Blended Assets Defensive Series and the Blended Assets Growth Plus Series (the "Additional Series").

                                  AGREEMENTS

     Now, therefore, the parties agree as follows:

        The percentage rate in Schedule B of the Agreement with respect to the Additional Series will be as set forth below:



                SERIES                                  PERCENTAGE


                Blended Assets Defensive Series         .024%
                Blended Assets Growth Plus Series       .024%

The parties below have executed this Agreement as of July 20, 1995.

MANNING & NAPIER FUND, INC.


/s/William Manning
William Manning, President


MANNING & NAPIER ADVISORS, INC.

/s/B. Reuben Auspitz
B. Reuben Auspitz, Executive V. P.

                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A
                                DATED 12-13-95

                           World Opportunities Fund

          SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Transfer Agent").


                                   RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created the world Opportunities Fund (the "Additional Series").

                                  AGREEMENTS

     Now, therefore, the parties agree as follows:

          The  following  will  be  subject to the terms and conditions of the
Agreement:


                           World Opportunities Fund

     The parties below have executed this Agreement as of July 20, 1995.



MANNING & NAPIER FUND, INC.


/s/William Manning
William Manning, President


MANNING & NAPIER ADVISORS, INC.

/s/B. Reuben Auspitz
B. Reuben Auspitz, Executive V. P.

                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A
                                DATED 12-13-95

                           World Opportunities Fund

          SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Transfer Agent").


                                   RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created the World Opportunities Fund (the "Additional Series").

                                  AGREEMENTS

     Now, therefore, the parties agree as follows:

        The percentage rate in Schedule B of the Agreement with respect to the Additional Series will be as set forth below:


                SERIES                          PERCENTAGE


                World Opportunities Fund        .024%


The parties below have executed this Agreement as of July 20, 1995.

MANNING & NAPIER FUND, INC.

/s/William Manning
William Manning, President



MANNING & NAPIER ADVISORS, INC.

/s/B. Reuben Auspitz
B. Reuben Auspitz, Executive V. P.